SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                                    --------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 THIRD AMENDMENT
                                 ---------------

                          AQUA VIE BEVERAGE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                           82-0506425
---------------------------------                   ----------------------------
(State or other jurisdiction                        (I.R.S. Employer I.D. Number
of incorporation or organization)

                                 P. O. Box 6759
                         333 South Main Street Suite 201
                              Ketchum, Idaho 83340
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                      None
                            ------------------------
                           (Full titles of the Plans)

                                Thomas Gillespie
                                    President
                             Chief Executive Officer
                            and Chairman of the Board
                          Aqua Vie Beverage Corporation
                        333 South Main Street, Suite 450
                              Ketchum, Idaho 83340
                                 (208) 622-7792
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            Butcher & Williams, P.S.
                     1001 Fourth Ave. Plaza Bldg. Suite 3827
                            Seattle, Washington 98154

                        CALCULATION OF REGISTRATION FEE

================================================================================
Title Of Each                         Proposed
  Class Of            Proposed        Maximum      Maximum
 Securities           Amount          Offering     Aggregate       Amount Of
    To Be             To Be           Price        Offering        Registration
 Registered           Registered      Per Unit     Price              Fee

Common Stock
  par value           950,000        $0.001/share  $475,000       $41.40
$.001 per share
(Previously Registered: 1,350,000 shares (adjusted for twenty for one reverse split. Total registered including this third amendment: 2,300,000 shares
================================================================================

On June 1, 2000, Aqua Vie Beverage Corporation filed its S-8 Registration Statement, SEC File Number 333-38336. The number of shares of common stock registered was 3,500,000. By First Amendment dated July 19, 2001, an additional 9,500,000 shares were registered. By its second amendment filed June 7, 2002, an additional 14,000,000 shares were registered, for a total of 27,000,000 shares. Subsequent to those filings, there was a twenty for one reverse split. On an adjusted basis, the number of shares previously registered was 1,350,000. The purpose of this Registration Statement is to register another 950,000 shares for a total of 2,300,000 shares pursuant to General Instructions for S-8 registration, paragraph E, Registration of Additional Securities. The contents of the earlier S-8 Registration Statement, SEC File Number 333-38336 are incorporated by reference. The shares being registered are original issue of the registrant and do not include already issued restricted securities being offered for resale.

                                     II-3


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ketchum and State of Idaho on the twenty fifth day of February, 2003.

                                AQUA VIE BEVERAGE CORPORATION



                                By: /s/ Thomas Gillespie
                                    -----------------------------------
                                    Thomas Gillespie,
                                    President, Chief Executive Officer
                                      and Chairman of the Board


                                    POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Aqua Vie Beverage Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Thomas Gillespie as true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature       Title                                     Date
        ---------       -----                                     ----


                        President, Sole Director,                Feb. 25, 2003
/s/ Thomas Gillespie    Chief Executive and Financial Officer
---------------------     and Chairman of the Board
    Thomas Gillespie    (principal executive officer)










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